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                                                                    EXHIBIT 10.5

            SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                                                                April 20, 1999

To the several persons listed
in Schedules I, II, III and IV attached hereto:

Ladies and Gentlemen:

       This will confirm that (a) with respect to the several individuals and entities named as purchasers in the Preferred Stock Purchase Agreement, dated as of February 10, 1999 (as amended, the "Purchase Agreement"), among SpectraSite Holdings, Inc., a Delaware corporation (the "Company"), certain purchasers named in Schedule I hereto (the "WCAS Purchasers"), certain purchasers named in
Schedule II hereto (the "Whitney Purchasers"), certain purchasers named in
Schedule III hereto (the "CIBC Purchasers") and certain purchasers named in
Schedule IV hereto (the "Additional Purchasers" and collectively with the WCAS Purchasers, the Whitney Purchasers and the CIBC Purchasers, the "Purchasers"), in consideration of the purchase by certain Purchasers on the date hereof of an aggregate 46,286,795 shares of Series C Preferred Stock, par value $0.001 per share, of the Company (the "Series C Preferred Stock"), and the acquisition by certain Purchasers on the date hereof of an aggregate of 2,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), pursuant to the credit agreement and related agreements and instruments as contemplated by the commitment letter and related term sheet, dated as of January 15, 1999, as amended, providing for a credit facility of up to $710 million in favor of the Company and its Affiliates (as defined in the Stockholders' Agreement), (b) with respect to Tower Parent Corp., a Delaware corporation and a wholly-owned direct subsidiary of Nextel Communications, Inc. ("TPC"), in consideration of the acquisition by TPC of an aggregate 14,000,000 shares of Series C Preferred Stock pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 10, 1999 (as amended, the "Merger Agreement"), among TPC, Nextel Communications, Inc., Tower Merger Vehicle, Inc., Tower Asset Sub, Inc., the Company, SpectraSite Communications, Inc., SHI Merger Sub, Inc. and other parties signatories thereto, and (c) with respect to the several stockholders of the Company listed in Schedule IV hereto, in consideration of the entry by them into the Third Amended and Restated Stockholders' Agreement, dated as of the date hereof (the "Stockholders' Agreement"), among them, the Company, the Purchasers and TPC, and as an inducement to them to consummate the transactions contemplated by the Purchase Agreement, the Merger Agreement and the Stockholders' Agreement, the Company hereby covenants and agrees with each of you, and with each subsequent holder of Restricted Stock (as such term is defined herein), and with each holder of Management Stock (as hereinafter defined), as follows:

       1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:


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       "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

       "Common Stock" means the Common Stock, par value $.001 per share, of the Company, as constituted as of the date of this Agreement, subject to adjustment pursuant to the provisions of Section 10 hereof.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

       "Institutional Investors" shall mean the WCAS Purchasers, the Whitney Purchasers, the CIBC Purchasers, Waller-Sutton Media Partners, L.P., Kitty Hawk Capital Limited Partnership, III, Kitty Hawk Capital Limited Partnership, IV, Eagle Creek Capital, LLC and North Carolina Enterprise Fund, L.P., and their respective successors and assigns.

       "Management Stock" means the shares of Common Stock held by Stephen H. Clark, David P. Tomick, Richard Byrne and the Finley Family Limited Partnership, in each case, the certificates for which are required to bear the legend set forth in Section 2 hereof.

       "Management Stockholders" shall mean Stephen H. Clark, David P. Tomick, Richard Byrne and the Finley Family, L.P., and each of their successors and assigns.

       "Preferred Stock" shall mean the Company's Series A Preferred Stock, par value $0.001 per share, the Company's Series B Preferred Stock, par value $0.001 per share, and the Company's Series C Preferred Stock, par value $0.001 per share.

       "Registration Expenses" means the expenses so described in Section 8 hereof.

       "Restricted Stock" means the shares of (i) Common Stock (other than Management Stock), (ii) Preferred Stock, or (iii) Common Stock into which shares of Preferred Stock are convertible, in each case, the certificates for which are required to bear the legend set forth in Section 2 hereof.

       "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

       "Selling Expenses" means the expenses so described in Section 8 hereof.

       2. Restrictive Legend. Each certificate representing the Common Stock,


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Preferred Stock and each certificate issued upon exchange, adjustment or transfer thereof, other than in a public sale or as otherwise permitted by the last paragraph of Section 3 hereof, shall be stamped or otherwise imprinted with a legend substantially in the following form:

       "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

       3. Notice of Proposed Transfer. Prior to any proposed transfer of any Restricted Stock or Management Stock, as the case may be (other than in a registered offering as contemplated by Sections 4, 5 or 6 hereof), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon, subject to the terms of the Stockholders' Agreement, such holder shall be entitled to transfer such securities in accordance with the terms of its notice; provided, however, that no such opinion shall be required if such notice shall cover a distribution by a holder of Restricted Stock that is a partnership or limited liability company to a partner or member of such holder if such distribution is made after the expiration of the holding period specified with respect thereto in Rule 144(d)(1) under the Securities Act, pro rata in accordance with the respective partnership or limited liability company agreement of such Purchaser without payment of additional consideration therefor by such partners or members. Each certificate for Restricted Stock or Management Stock, as the case may be, transferred as above provided shall bear the legend set forth in Section 2, unless (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

       If at any time after an initial public offering of the Common Stock, any holder of Restricted Stock or Management Stock shall intend to sell such securities publicly (if permitted by Section 2 of the Stockholders' Agreement and other than in a registered offering as contemplated by Sections 4, 5 or 6 hereof) or to distribute such securities in a manner that is likely to result in sales into the public market, such holder shall give notice of such intention to the Company, each Institutional Investor and TPC and shall refrain from effecting any such sale or distribution for a period of five days. If other holders shall have given notice of a similar intention at any time prior to the end of such five day period, the holders of Restricted Stock or Management Stock expressing such intention shall endeavor, subject to the provisions of the


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securities laws, to effect such sales or distributions in a manner that will not adversely disrupt or otherwise adversely affect the market for the Common Stock. Such holders shall agree that, to the extent practicable, they will sell their securities through a single broker or market maker over a sufficient period of time to permit an orderly disposition of such securities. Any such sales shall be made proportionately based on the number of shares to be sold by each holder or on such other basis as the holders may agree. Any holder of Restricted Stock or Management Stock that intends to make a distribution of its shares shall coordinate the timing and the magnitude of such distribution with the distributions or sales of other holders in order to avoid adversely disrupting the public market for the Common Stock. The holders of a majority of the shares to be sold or distributed may require that all holders seeking to sell or distribute shares dispose of such shares only by means of a registered public offering pursuant to Sections 4, 5 or 6 hereof; provided that the amount of securities proposed to be sold shall equal or exceed $50 million (without regard to the stockholder percentage threshold set forth in Section 4).

       The foregoing restrictions on transferability of Restricted Stock and Management Stock shall terminate as to any particular shares of Restricted Stock or Management Stock when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement concerning such shares. In addition, the agreements and restrictions contained in the immediately preceding paragraph shall terminate (i) as to any holder of Restricted Stock or Management Stock, at such time as such holder owns less than 5% of the Company's outstanding capital stock and (ii) as to all holders of Restricted Stock and Management Stock, at such time as the number of shares of Common Stock in the hands of the public exceeds the number of shares of Restricted Stock and Management Stock. Whenever a holder of Restricted Stock or Management Stock is able to provide a written opinion of counsel to the Company (and its counsel) to the effect that the provisions of Rule 144(k) of the Securities Act are available to such holder without limitation, such holder of Restricted Stock or Management Stock shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 2.

       4.  Required Registration.

       (a) At any time following the earliest of (A) the eighteen month anniversary of an initial public offering effected prior to the second anniversary of the date hereof, (B) 180 days after an initial public offering effected on or after the second anniversary of the date hereof, and (C) the third anniversary of the date hereof, and subject to the terms of Section 2 of the Stockholders' Agreement, the holders of Restricted Stock constituting at least 25% of the Restricted Stock outstanding at such time may request the Company to register under the Securities Act all or any portion of the Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice; provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock. For


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the purposes of calculating the holdings of outstanding Restricted Stock by holders of Preferred Stock for purposes of this Section 4(a) and Section 13(d), holders of Preferred Stock shall be treated as the holders of the number of shares of Common Stock then issuable upon conversion of such Preferred Stock. The Company shall have no obligation to effect a registration under this Section 4 unless the aggregate offering price of the securities requested to be sold pursuant to such registration is, in the good faith judgment of the Company, expected to be equal to or greater than $50 million.

       (b) Promptly following receipt of any notice under this Section 4, the Company shall immediately give written notice to any holders of Restricted Stock from whom notice has not been received, and shall file and use its reasonable best efforts to have declared effective a registration statement under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from such requesting holders the number of shares of Restricted Stock specified in such notice (and in any notices received from other such holders of Restricted Stock within 20 days after their receipt of such notice from the Company). If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering which shall be a firm of recognized national standing, subject to the approval of the selling holders of a majority of the Restricted Stock included in the offering, which approval shall not be unreasonably withheld. The number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among all of the requesting holders based on the number of shares requested by each holder to be included) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold therein. Notwithstanding anything to the contrary contained herein, the obligation of the Company under this Section 4 shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holder, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

       (c) Each of the Company and holders of Management Stock, shall be entitled to include in any registration statement referred to in this Section 4 for which the method of distribution is an underwritten public offering, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, or such other stockholders, as the case may be, except to the extent that, in the opinion of the managing underwriter, such inclusion would adversely affect the marketing of the Restricted Stock to be sold. Except as provided in this paragraph (c), the Company will not effect any other registration of its Common Stock, whether for its own account or that of other holders, from the date of receipt of a notice from requesting holders pursuant to this Section 4 until the completion of the period of distribution of the registration contemplated thereby.

       (d) Notwithstanding anything to the contrary contained herein, the Company


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shall be obligated to register Restricted Stock pursuant to this Section 4 on three occasions only.

       5.  Form S-3 Registration.

       (a) If, at any time when Form S-3 is available for such registration and subject to the terms of Section 2 of the Stockholders' Agreement, the Company shall receive from any Institutional Investor or TPC a written request that the Company effect a registration on Form S-3 of any of such holder's Restricted Stock, the Company will promptly give written notice of the proposed registration to all other holders of Restricted Stock, and, as soon as practicable, effect such registration and all such related qualifications and compliances as may be reasonably requested and as would permit or facilitate the sale and distribution of all Restricted Stock as are specified in such request and any written requests of other holders given within 20 days after receipt of such notice. The Company shall have no obligation to effect a registration under this Section 5 unless the aggregate offering price of the securities requested to be sold pursuant to such registration is, in the good faith judgment of the Company, expected to be equal to or greater than $10 million. If such registration shall be an underwritten public offering, the Company may designate the managing underwriter of such offering which shall be a firm of recognized national standing, subject to the approval of the selling holders of a majority of the Restricted Stock included in the offering, which approval shall not be unreasonably withheld. The number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among all of the requesting holders based on the number of shares owned by each requesting holder) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold therein.

       (b) Registrations effected pursuant to this Section 5 shall not be counted as requests for registration pursuant to Section 4. The Company shall not be obligated to effect more than one registration pursuant to this Section 5 in any six month period.

       6. Incidental Registration. Subject to the terms of Section 2 of the Stockholders' Agreement, if the Company at any time (other than pursuant to Section 4 or 5 hereof) proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-4 or S-8 or another form not available for registering the Restricted Stock for sale to the public), it will give written notice at such time to all holders of outstanding Restricted Stock and Management Stock of its intention to do so. Upon the written request of any such holder, given within 20 days after receipt of any such notice by the Company, to register any of its Restricted Stock or Management Stock or both, as the case may be (which request shall state the intended method of disposition thereof), the Company will use its reasonable best efforts to cause the Restricted Stock or Management Stock or both, as the case may be, as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock or Management Stock, as the case may be, so registered;


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provided that nothing herein shall prevent the Company from abandoning or delaying such registration at any time. In the event that any registration pursuant to this Section 6 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by a holder pursuant to this Section 6 to register Restricted Stock or Management Stock, as the case may be, shall specify that either (i) such Restricted Stock or Management Stock, as the case may be, is to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration or (ii) such Restricted Stock or Management Stock, as the case may be, is to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances. The number of shares of Restricted Stock or Management Stock or both, as the case may be, to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein or by holders of Restricted Stock. In such event, the Company shall include in such registration (subject to the rights of any persons pursuant to the Old Registration Rights Agreement (as defined herein)) (i) first, the securities the Company proposes to sell, (ii) second, the Restricted Stock requested to be included in such registration, pro rata among the holders thereof participating in such registration based upon the number of shares owned by each such holder, (iii) third, the Management Stock requested to be included in such registration, pro rata among the holders thereof participating in such registration based upon the number of shares requested by such holder, and (iv) fourth, other securities requested to be included in such registration by persons other than holders of Restricted Stock or Management Stock.

       Notwithstanding anything to the contrary contained in this Section 6, in the event that there is a firm commitment underwritten public offering of securities of the Company pursuant to a registration covering Restricted Stock or Management Stock or both, as the case may be, and a holder of Restricted Stock or Management Stock, as the case may be, does not elect to sell his shares to the underwriters of the Company's securities in connection with such offering, such holder shall refrain from selling such shares or securities convertible into or exchangeable for such shares, so registered pursuant to this
Section 6 during the period of distribution of the Company's securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that such holder shall, in any event, be entitled to sell its shares commencing on the 181st day after the effective date of such registration statement.

       7. Registration Procedures. If and whenever the Company is required by the provisions of Section 4, 5 or 6 hereof to use its best efforts to effect the registration of any of the Restricted Stock or Management Stock or both, as the case may be, under the Securities Act, the Company will, as expeditiously as possible:

       (a) prepare (and afford counsel for the selling holders reasonable opportunity


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to review and comment thereon) and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4 hereof, shall be on Form S-1 or another form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

       (b) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and as comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

       (c) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the securities covered by such registration statement;

       (d) use its best efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of such securities or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to so qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any jurisdiction);

       (e) immediately notify each seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

       (f) use its reasonable best efforts (if the offering is underwritten) to furnish, at the request of any seller, on the date that Restricted Stock or Management Stock or both, as the case may be, is delivered to the underwriters for sale pursuant to such registration: (i) an opinion of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller and dated such date, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the


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registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or seller may reasonably request; and

       (g) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and permit such seller, attorney, accountant or agent to participate in the preparation of such registration statement.

For purposes of paragraphs (a) and (b) above and of Section 4(c) hereof, the period of distribution of Restricted Stock or Management Stock or both, as the case may be, in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, which period shall in no circumstances exceed six months after the effective date of the related registration statement, and the period of distribution of securities in any other registration shall be deemed to extend until the earlier of the sale of all securities covered thereby or six months after the effective date thereof.

       In connection with each registration hereunder, the selling holders of Restricted Stock and Management Stock, if applicable, will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws. The Company shall be under no obligation to register for any registration pursuant to this Agreement the shares of Restricted Stock or Management Stock of any holder unless such holder provides the information requested in accordance with the preceding sentence within 20 days


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following receipt of the Company's request for such information.

       In connection with each registration pursuant to Sections 4, 5 and 6 hereof covering an underwritten public offering, the Company and all holders of Restricted Stock or Management Stock participating in such registration agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature, provided, however, that such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof and provided, further, however, that the time and place of the closing under said agreement shall be as mutually agreed upon among the Company, such managing underwriter and the selling holders of Restricted Stock and Management Stock, if applicable.

       8. Expenses. All expenses incurred by the Company in complying with Sections 4, 5 and 6 hereof, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and fees and expenses of one counsel for the sellers of Restricted Stock and one counsel for the sellers of Management Stock, but excluding any Selling Expenses, are herein called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock or Management Stock or both, as the case may be, are herein called "Selling Expenses".

       The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 4, 5 or 6 hereof. All Selling Expenses in connection with any registration statement filed pursuant to Section 4, 5 or 6 hereof shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

       9. Indemnification. In the event of a registration of any of the Restricted Stock or Management Stock or both, as the case may be, under the Securities Act pursuant to Section 4, 5 or 6 hereof, the Company will indemnify and hold harmless each seller of such securities thereunder and each underwriter of such securities thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock or Management Stock or both, as the case may be, was registered under the Securities Act pursuant to Section 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement


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thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, in each case, as such expenses are incurred; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.

       In the event of a registration of any of the Restricted Stock or Management Stock or both, as the case may be, under the Securities Act pursuant to Section 4, 5 or 6 hereof, each seller of such Restricted Stock or Management Stock, as the case may be, thereunder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such securities was registered under the Securities Act pursuant to Section 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, however, that the liability of each seller hereunder shall be limited to the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Restricted Stock or Management Stock, as the case may be, covered by such registration statement.

       Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

       Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

       If the indemnification provided for in the first two paragraphs of this
Section 9 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the sellers of such Restricted Stock or Management Stock, as the case may be, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under the third paragraph of this Section 9. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters and the sellers of such securities on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of you agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Restricted Stock or Management Stock, as the case may be, were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the sellers of such Restricted Stock or Management Stock, as the case may be, shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

       The indemnification of underwriters provided for in this Section 9 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters.

       10. Changes in Common Stock. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization (including a merger or consolidation in which the holders of Common Stock receive securities of an acquiror or its parent), or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

       11. Representations and Warranties of the Company. The Company represents and warrants to you as follows:

       (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

       (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to considerations of public policy in the case of the indemnification provisions hereof.

       12. Rule 144 Reporting. The Company agrees with you as follows:

       (a) The Company shall make and keep public information available, as Those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date it is first required to do so (and without regard to whether or not it is required to do so at any time from and after such date, the Company will file with the Commission such periodic and other reports as an issuer of securities that is a reporting company, as those terms are understood and defined in the Exchange Act, would be required to file with the Commission in compliance with such Exchange Act, unless the Commission refuses to accept such materials for filing).

       (b) The Company shall file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act at any time after the Company is subject to such reporting requirements of the Exchange Act.

       (c) The Company shall furnish to such holder of Restricted Stock forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after the date it first becomes subject to such reporting requirements) and of the Securities Act and the Exchange Act (whether or not at such time it is subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Restricted Stock to sell any such securities without registration.

       13. Miscellaneous.

       (a) Notwithstanding anything herein to the contrary, the Company may defer the filing of a registration statement with respect to any registration required by Section 4 or 5 for a reasonable period of time not in excess of 90 calendar days (the "Deferral Period") if the Company's Board of Directors determines, in its reasonable business judgment, that such registration and offering could materially interfere with bona fide financing or acquisition plans of the Company or would require disclosure of information, the premature disclosure of which could, in the Board's reasonable judgment, materially and adversely affect the Company. If the Board of Directors of the Company makes such determination, the Company shall give written notice (the "Deferral Notice") of such determination to the stockholders requesting registration; provided, that, the Company may exercise its right to delay a registration requested under Section 4 or 5 hereunder only once in any twelve-month period. The Company shall notify the stockholders requesting registration of the expiration of the Deferral Period and shall cause the registration statement with respect to the requested registration to be filed on the fifth business day following the expiration of the Deferral Period (the "Withdrawal Period") (or, if registration on such date is not practicable, as promptly as possible thereafter) unless, prior to the expiration of the Withdrawal Period, the stockholders requesting registration holding a majority of the shares requested to be included in such registration, by written notice to the Company, withdraw the request made, in which case, such request made shall not count as a requested registration under Section 4 or 5, as the case may be.

       (b) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Stock and Management Stock shall inure to the benefit of any and all subsequent holders from time to time of the Restricted Stock and Management Stock, respectively, for so long as the certificates representing the Restricted Stock or Management Stock, as the case may be, shall be required to bear the legend specified in Section 2 hereof.

       (c) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, addressed as follows:

       if to the Company, to it at

                   SpectraSite Holdings, Inc.
                   8000 Regency Parkway, Suite 570
                   Cary, North Carolina 27511
                   Attention: President

       with a copy to:

                   Dow, Lohnes & Albertson, PLLC
                   1200 New Hampshire Avenue, N.W.
                   Suite 800

                   Washington, D.C. 20036
                   Attention: John T. Byrnes, Jr.

       if to any holder of Restricted Stock or Management Stock, at the address as set forth under such holder's name in Schedule I hereto;

       if to any subsequent holder of Restricted Stock or Management Stock, to such holder at such address as may have been furnished to the Company in writing by such holder;

       with a copy (if to a holder of Restricted Stock affiliated with Welsh, Carson, Anderson & Stowe) to:

                   Reboul, MacMurray, Hewitt,
                     Maynard & Kristol
                   45 Rockefeller Plaza
                   New York, New York 10111
                   Attention: Robert A. Schwed, Esq.

       with a copy (if to a holder of Restricted Stock affiliated with J. H. Whitney & Co.) to:

                   Morrison Cohen Singer & Weinstein, LLP
                   750 Lexington Avenue
                   New York, New York 10022
                   Attention: David A. Scherl, Esq.

       with a copy (if to a holder of Restricted Stock affiliated with the CIBC Purchasers) to:

                   CIBC Oppenheimer Corp.
                   425 Lexington Avenue
                   New York, New York 10017
                   Attention: Jay Levine

       and a copy to:

                   Cahill Gordon & Reindel
                   80 Pine Street
                   New York, New York 10005
                   Attention: Roger Meltzer, Esq.

       or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock or Management Stock) or to the holders of Restricted Stock or Management Stock (in the case of the Company).

       (d) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

       (e) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement amends and restates and supersedes in its entirety the Amended and Restated Registration Rights Agreement, dated as of March 23, 1998 (the "Old Registration Rights Agreement"), for all parties hereto and thereto, except that if and to the extent a party to such Old Registration Rights Agreement is not a party hereto, such agreement shall remain in effect unamended as to such person. This Agreement may not be modified or amended except in writing signed by the Company and the holders of not less than 60% of the voting power of the Restricted Stock and Management Stock then outstanding (assuming for this purpose that all shares of Preferred Stock have been converted into shares of Common Stock and excluding for this purpose any limitations on voting power affecting entities regulated by the Bank Holding Company Act of 1956, as amended); provided, however, that any modification or amendment that adversely affects the rights or privileges of any holder of Restricted Stock or Management Stock and does not affect the other holders of Restricted Stock or Management Stock in a substantially similar manner shall require the prior consent of such adversely affected holder; and further provided that any modification or amendment to or affecting Sections 5 and 12 shall require the prior consent of a majority in interest of the WCAS Purchasers, the Whitney Purchasers, the CIBC Purchasers and TPC, so long as such party (or its permitted successors and assigns) owns at least 5% of the outstanding shares of Restricted Stock.

       (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       (g) Headings of articles, sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

       Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called "this Agreement") shall be a binding agreement between the Company and you.

                                Very truly yours,

                                SPECTRASITE HOLDINGS, INC.

                                By:/s/ DAVID P. TOMICK
                                   ------------------------
                                  Name:  David P. Tomick
                                  Title: Chief Financial Officer

AGREED TO AND ACCEPTED
as of the date first
above written.

WELSH, CARSON, ANDERSON & STOWE VIII, L.P.
By WCAS VIII Associates, L.L.C., General Partner

By  /s/ LAURA VAN BUREN
  ---------------------------
        Managing Member


WCAS CAPITAL PARTNERS III, L.P.
By WCAS CP III Associates, L.L.C., General Partner

By  /s/ LAURA VAN BUREN
  ---------------------------
        Managing Member

WCAS INFORMATION PARTNERS, L.P.


By  /s/ LAURA VAN BUREN
  ---------------------------
        General Partner
        Attorney-in-Fact

 /s/ KENNETH MELKUS
------------------------------
KENNETH MELKUS

Patrick J. Welsh
Russell L. Carson
Bruce K. Anderson
Andrew M. Paul
Thomas E. McInerney
Laura VanBuren
Robert A. Minicucci
Anthony J. de Nicola
Paul B. Queally
Lawrence B. Sorrel
Priscilla A. Newman
Rudolph E. Rupert
D. Scott Mackesy


By  /s/ LAURA M. VAN BUREN
  ---------------------------------
    Laura M. Van Buren
    Individually and
    as Attorney-in-fact


TRUST U/A DATED 11/26/84 FBO
ERIC WELSH


By:  /s/ CAROL ANN WELSH
   ---------------------------
   Carol Ann Welsh
   Trustee


TRUST U/A DATED 11/26/84 FBO
RANDALL WELSH


By:  /s/ CAROL ANN WELSH
   ---------------------------
   Carol Ann Welsh
   Trustee

TRUST U/A DATED 11/26/84 FBO
JENNIFER WELSH


By:  /s/ CAROL ANN WELSH
   ---------------------------
   Carol Ann Welsh
   Trustee


TOWER PARENT CORP.


By:/s/ THOMAS J. SIDMAN
   ---------------------------
   Name:  Thomas J. Sidman
   Title:


CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.


By:  /s/ DEAN C. KEHLER
   ---------------------------
   Name:  Dean C. Kehler
   Title: Managing Director


CO-INVESTMENT MERCHANT FUND 3, LLC


By: /s/ DEAN C. KEHLER
   ---------------------------
   Name:  Dean C. Kehler
   Title: Managing Director

CARAVELLE INVESTMENT FUND, L.L.C.
By: Caravelle Advisors, L.L.C.,
  As its Investment Manager and
  Attorney-in-Fact


By:  /s/ DAVID MILLISON
   ---------------------------
   Name:  David Millison
   Title: Managing Director


WHITNEY EQUITY PARTNERS, L.P.
By: Whitney Equity Partners, LLC,
    Its General Partner


By:  /s/ DANIEL J. O'BRIEN
   ---------------------------
   Name:  Daniel J. O'Brien
   Title: A Managing Member


J. H. WHITNEY III, L.P.
By: J. H. Whitney Equity Partners III, L.L.C.,
    Its General Partner


By   /s/ DANIEL J. O'BRIEN
   ---------------------------
   Name:  Daniel J. O'Brien
   Title: A Managing Member

WHITNEY STRATEGIC PARTNERS III, L.P.
By: J. H. Whitney Equity Partners III L.L.C.,
    Its General Partner


By   /s/ DANIEL J. O'BRIEN
   ---------------------------
   Name:  Daniel J. O'Brien
   Title: A Managing Member

WHITNEY MEZZANINE MANAGEMENT COMPANY, L.L.C.
By: Whitney Holdings, LLC,
    Member


By   /s/ DANIEL J. O'BRIEN
   ---------------------------
   Name:  Daniel J. O'Brien
   Title: Managing Director


WALLER SUTTON MEDIA PARTNERS, L.P.
By: Waller Sutton Media Partners, LLC
    Its General Partner


By   /s/ ANDREW J. ARMSTRONG, JR.
   ------------------------------
   Name:  Andrew J. Armstrong, Jr.
   Title: Vice President


KITTY HAWK CAPITAL LIMITED PARTNERSHIP, III
By: Kitty Hawk Partners Limited Partnership, III
    Its General Partner


By:  /s/ W. CHRIS HEGELE
   ---------------------------
   Name:  W. Chris Hegele
   Title: General Partner


KITTY HAWK CAPITAL LIMITED PARTNERSHIP, IV
By: Kitty Hawk Partners LLC, IV
    Its General Partner

By:  /s/ W. CHRIS HEGELE
   ---------------------------
   Name:  W. Chris Hegele
   Title: General Partner

EAGLE CREEK CAPITAL, LLC


By:  /s/ SUSAN RASINSKI
   ---------------------------
   Name:  Susan Rasinski
   Title: Managing Partner


  /s/ STEPHEN H. CLARK
---------------------------
      STEPHEN H. CLARK


  /s/ DAVID P. TOMICK
---------------------------
      DAVID P. TOMICK


FINLEY FAMILY LIMITED PARTNERSHIP


By:  /s/ BUD FINLEY
   ---------------------------
   Name:  Bud Finley
   Title: Managing General Partner


THE NORTH CAROLINA ENTERPRISE FUND, L.P.
By: The North Carolina Enterprise Corporation,
    Its General Partner

By:  /s/ CHARLES T. CLOSSON
   ---------------------------
   Name:  Charles T. Closson
   Title: President

  /s/ EDWARD J. LUTKEWICH
---------------------------
      EDWARD J. LUTKEWICH


  /s/ JACK W. JACKMAN
---------------------------
      JACK W. JACKMAN


  /s/ ALTON D. ECKERT
---------------------------
      ALTON D. ECKERT


  /s/ WILLIAM R. GUPTON
---------------------------
      WILLIAM R. GUPTON


THE PRICE FAMILY LIMITED PARTNERSHIP


By:  /s/ MICHAEL J. PRICE
   ---------------------------
   Michael J. Price
   General Partner


BENAKE LP


By:  /s/ LYNN FORESTER
   ---------------------------
   Lynn Forester
   General Partner


  /s/ RICHARD BYRNE
---------------------------
      RICHARD BYRNE

                                   SCHEDULE I

Name and Address of Purchaser

Welsh, Carson, Anderson
  & Stowe VIII, L.P.

WCAS Capital Partners III, L.P.

WCAS Information Partners, L.P.

Patrick J. Welsh

Russell L. Carson

Bruce K. Anderson

Andrew M. Paul

Thomas E. McInerney

Laura VanBuren

Robert A. Minicucci

Anthony J. de Nicola

Paul B. Queally

Lawrence B. Sorrel

D. Scott Mackesy

Priscilla A. Newman

Rudolph E. Rupert

Kenneth Melkus

Trust U/A Dated 11/26/84 FBO Eric Welsh

Trust U/A Dated 11/26/84 FBO Randall Welsh

Trust U/A Dated 11/26/84 FBO Jennifer Welsh
c/o Welsh, Carson, Anderson & Stowe
       320 Park Avenue
       Suite 2500
       New York, New York  10022
       Telecopy: (212) 893-9566
       Attention: Lawrence B. Sorrel

                                   SCHEDULE II

                               Whitney Purchasers

Name and Address of Purchaser

Whitney Equity Partners, L.P.
c/o J. H. Whitney & Co.
177 Broad Street
Stamford, CT 06901

J. H. Whitney III, L.P.
c/o J. H. Whitney & Co.
177 Broad Street
Stamford, CT 06901

Whitney Strategic Partners III, L.P.
c/o J. H. Whitney & Co.
177 Broad Street
Stamford, CT 06901

Whitney Mezzanine Management Company, L.L.C.
c/o J. H. Whitney & Co.
177 Broad Street
Stamford, CT 06901

                                  SCHEDULE III

                                 CIBC Purchasers

Name and Address of Purchaser

CIBC WG Argosy Merchant Fund 2, L.L.C.

Co-Investment Merchant Fund 3, LLC

Caravelle Investment Fund, L.L.C.

c/o CIBC Oppenheimer Corp.
425 Lexington Avenue
New York, New York 10017
Attention: Jay Levine

                                   SCHEDULE IV

                              Additional Purchasers

Name and Address of Purchaser

Tower Parent Corp.
c/o Nextel Communications, Inc.
1505 Farm Credit Drive
McLean, Virginia 22102
Attention: General Counsel

Waller-Sutton Media Partners, L.P.
30 Rockefeller Plaza
Suite 4350
New York, New York 10112

Kitty Hawk Capital Limited Partnership, III
2700 Coltsgate Road
Suite 202
Charlotte, North Carolina 28211

Kitty Hawk Capital Limited Partnership, IV
2700 Coltsgate Road
Suite 202
Charlotte, North Carolina 28211

Eagle Creek Capital, LLC
2300 Carillon Point
Kirkland, Washington 98033

North Carolina Enterprise Fund, L.P.
3600 Glenwood Avenue
Suite 107
Raleigh, North Carolina 27612

Stephen H. Clark
SpectraSite Communications, Inc.
8000 Regency Parkway
Suite 570

Cary, North Carolina 27511

David P. Tomick
SpectraSite Communications, Inc.
8000 Regency Parkway
Suite 570
Cary, North Carolina 27511

Finley Family Limited Partnership
11 Corporate Hill Drive
Little Rock, Arkansas 72205

Edward J. Lutkewich
PCX Corporation
8343-A Hwy 70E
Clayton, North Carolina 27520

Jack W. Jackman
PCX Corporation
8343-A Hwy 70E
Clayton, North Carolina 27520

Alton D. Eckert
PCX Corporation
8343-A Hwy 70E
Clayton, North Carolina 27520

William R. Gupton
PCX Corporation
8343-A Hwy 70E
Clayton, North Carolina 27520

The Price Family Limited Partnership
7 Heaton Court
Closter, New Jersey 07624

Benake LP
116 East 65th Street
New York, New York 10021

Richard Byrne
SpectraSite Communications, Inc.

8000 Regency Parkway, Suite 570
Cary, North Carolina 27511


                                       31